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                                                                   EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Turbolinux, Inc. and subsidiaries on Form S-1 of our reports dated July 13, 2000 relating to Turbolinux, Inc. and subsidiaries and of our report dated May 26, 2000 relating to Active Tools Pty. Ltd. and subsidiary appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Consolidated Financial Data," "Experts" and " Change in Accountants" in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

San Jose, California
October 26, 2000